EXHIBIT 99.1

China Sun Group High-Tech Co. Makes Significant Progress on New 'Green' Battery Product Line

LIAONING PROVINCE, China, May 18 /PRNewswire-FirstCall/ -- China Sun Group High-Tech Co. (OTC Bulletin Board: CSGH - News; "China Sun Group"), which through its wholly-owned subsidiary Dalian Xinyang High-Tech Development Co. Ltd ("DLX") has the second largest cobalt series production capacity in the People's Republic of China ("PRC"), today provided an update on the progress of its latest innovation, lithium iron phosphate. A next generation 'green' power source, lithium iron phosphate was developed by DLX for use in batteries that power eco-friendly vehicles, like electric cars, hybrids and scooters.

The first batch of lithium iron phosphate energy products came out of DLX's production line in April 2009. The product successfully completed testing by two leading enterprises in the domestic power battery production industry, Shenzhen Shanshu Power Battery Technology Co., Ltd. and Zhangzhou Youke Energy Co., Ltd. These companies are now performing natural decay testing to determine the charge quality of batteries made with DLX' lithium iron phosphate product.

China Sun Group CEO Bin Wang, said, "In little over a month, DLX has signed sample testing agreements with eight enterprises in Shandong Zaozhuang, Hai Ba, Beijing Zhongke, Sha'anxi and in other major Chinese provinces. These enterprises represent our core market for using our new eco-friendly lithium iron phosphate material. Following testing, we plan to begin mass marketing our product domestically."

Wang continued, "We are also encouraged by the news that the City Council of Dalian has determined that Dalian City, where DLX is headquartered, will act as a pilot city for the production of new energy power cars. The City Council determined on May 3, 2009 that the manufacture of 'green' automobiles will be driving factor in helping to revitalize the Dalian's economy. DLX expects to become a supplier of lithium iron phosphate for the pilot upon successful completion of natural decay testing. DLX believes this pilot program will help speed up the adoption of lithium iron phosphate and lead to new purchase orders for our product."

About China Sun Group

China Sun Group High-Tech Co., ("China Sun Group") produces anode materials used in lithium ion batteries. Through its wholly-owned operating subsidiary, Dalian Xinyang High-Tech Development Co. Ltd ("DLX"), the Company primarily produces cobaltosic oxide and lithium cobalt oxide. According to the China Battery Industry Association, DLX has the second largest cobalt series production capacity in the People's Republic of China. Through its research and development division, DLX owns a proprietary series of nanometer technologies that supply state-of-the-art components for advanced lithium ion batteries. Leveraging its state-of-the-art technology, high-quality product line and scalable production capacity, the Company plans to create a fully integrated supply chain from the primary manufacturing of cobalt ore to finished products, including lithium ion batteries. For more information, visit http://www.china-sun.cn.

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    Contact:
           China Sun Group
           Thomas Yang
           Assistant to the President
           Tel: 917-432-9350 (U.S.) or
           86 411 8288 9800/8289 2376 (China)
           Fax: 86 411 8289-2739
           e-mail: yang_xianfu@yahoo.com.cn